                                                                  Execution Copy


                            PATENT LICENSE AGREEMENT


Effective as of June 30, 2000, LUCENT TECHNOLOGIES GRL CORPORATION, a Delaware corporation ("LUCENT-GRL"), having an office at Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014-2569, and INTERMAGNETICS GENERAL CORPORATION, a New York corporation ("IGC"), having an office at 450 Old Niskayuna Road, Latham, New York 12110-0461 agree as follows:*


                                    ARTICLE I

                               GRANTS OF LICENSES


1.01 Grant

       (a) LUCENT-GRL grants to IGC under LUCENT's PATENTS personal, nonexclusive and non-transferable licenses for:


             LICENSED PRODUCTS.


       (b) IGC grants to LUCENT-GRL under IGC's PATENTS personal, nonexclusive, royalty-free and non-transferable licenses for:


             LICENSED PRODUCTS.


1.02 Duration and Extent

       (a) All licenses granted herein by LUCENT-GRL to IGC under any patent and/or application shall continue for the entire unexpired term of such patent or term for any patents issuing from such applications, or for as much of such term as, and to the maximum extent that, LUCENT-GRL has the right to grant.

       (b) All licenses granted herein by IGC to LUCENT-GRL under any patent and/or application shall continue for the entire unexpired term of such patent or term for any patents issuing from such applications, or for as much of such term as, and to the maximum extent that, IGC has the right to grant.


------------------
*Any term in capital letters which is defined in the Definitions Appendix shall have the meaning specified therein.

1.03 Scope

       (a) The licenses granted herein are licenses to (i) make, have made, use, lease, offer to sell, sell and import LICENSED PRODUCTS; (ii) make, have made, use and import machines, tools, materials and other instrumentalities, insofar as such machines, tools, materials and other instrumentalities are involved in or incidental to the development, manufacture, testing or repair of LICENSED PRODUCTS which are or have been made, used, leased, owned, sold or imported by the grantee of such license; and (iii) convey to any customer of the grantee, with respect to any LICENSED PRODUCT which is sold or leased by such grantee to such customer, rights to use and resell such LICENSED PRODUCT as sold or leased by such grantee (whether or not as part of a larger combination); provided, however, that no rights may be conveyed to customers with respect to any invention which is directed to (1) a combination of such LICENSED PRODUCT (as sold or leased) with any other product, (2) a method or process which is other than the inherent use of such LICENSED PRODUCT itself (as sold or leased), or
(3) a method or process involving the use of a LICENSED PRODUCT to manufacture (including associated testing) any other product.

       (b) Licenses granted herein to IGC are not to be construed either (i) as consent by the grantor to any act which may be performed by the grantee, except to the extent impacted by a patent licensed herein to the grantee, or (ii) to include licenses to contributorily infringe or induce infringement under U.S. law or a foreign equivalent thereof.

       (c) The grant of each license hereunder includes the right to grant sublicenses within the scope of such license to a Party's RELATED COMPANIES for so long as they remain its RELATED COMPANIES. Any such sublicense may be made effective retroactively, but not prior to the effective date hereof, nor prior to the sublicensee's becoming a RELATED COMPANY of such Party.

       (d) The grant of each license hereunder also includes the right of a Party to sublicense (within the scope of its own licenses) any business which is divested by that Party or any of its RELATED COMPANIES provided that the sublicense is granted within sixty (60) days of divestiture and the divested business is itself a legal entity at the time of divestiture or within sixty
(60) days thereafter. Such sublicense may continue for so long as the divested business remains a legal entity and shall extend only to the LICENSED PRODUCTS [*] and only for the patents of the non-divesting Party [*]. Furthermore, any sublicense shall not extend to the products sold or services furnished by a third party which acquires the divested business, even if they are of the same kind or similar to those of the divested business and even if made, sold or provided by the divested business. Any payment obligations of a divesting Party under this Agreement shall continue in effect for all LICENSED PRODUCTS, including the LICENSED PRODUCTS of the divested business. The divested business shall be jointly and severally liable with the divesting Party for the licensee fees payable on account of the LICENSED PRODUCTS of the divested business.

1.04 Ability to Provide Licenses

       (a) LUCENT-GRL has received the rights to grant the licenses and releases under LUCENT-GRL's PATENTS herein granted to IGC.

       (b) It is recognized that certain past actions of the Parties to this Agreement, such as the assignment of title to any invention or patent, or the granting of any licenses, may limit their ability to provide licenses hereunder. In particular, prior to the execution of this Agreement, a Party may have limited by contract its ability to provide licenses hereunder with respect to certain patents or technologies. A Party's failure to meet any obligation hereunder due to any such actions shall not constitute a breach of this Agreement, provided that such assignment or granting of licenses was made for bona fide business purposes and not for the purpose of frustrating or preventing the grant of licenses hereunder.

       (c) A Party's failure to meet any obligation hereunder, due to the assignment of title to any invention or patent, or the granting of any licenses, to the United States Government or any agency or designee thereof pursuant to a statute or regulation of, or contract with, such Government or agency, shall not constitute a breach of this Agreement.

1.05 Joint Inventions

       (a) There are countries (not including the United States) which require the express consent of all inventors or their assignees to the grant of licenses or rights under patents issued in such countries for joint inventions.

       (b) Each Party shall give such consent, or shall obtain such consent from its RELATED COMPANIES, its employees or employees of any of its RELATED COMPANIES, as required to make full and effective any such licenses and rights respecting any joint invention granted to the grantee hereunder by such Party and by another licensor of such grantee.

       (c) Each Party shall take steps which are reasonable under the circumstances to obtain from third parties whatever other consents are necessary to make full and effective such licenses and rights respecting any joint invention purported to be granted by it hereunder. If, in spite of such reasonable steps, such Party is unable to obtain the requisite consents from such third parties, the resulting inability of such Party to make full and effective its purported grant of such licenses and rights shall not be considered to be a breach of this Agreement.

1.06 Publicity

       (a)   [*]

       (b)   [*]


                                   ARTICLE II

                            LICENSE FEES AND PAYMENTS


2.01 License Fees

       In consideration of the releases set forth in Section 4.09 and in payment for the grant of rights hereunder by LUCENT to IGC as of the Effective Date of this Agreement, IGC shall pay to LUCENT in lieu of royalties the payments set forth in subsections (a) and (b) below.

       (a) An up-front license fee of [*] United States dollars (U.S. $[*]) that is payable in two (2) installment payments as follows:

              (i) a sum of [*] United States dollars (U.S. $[*]) payable upon execution of this Agreement; and

              (ii) a sum of [*] United States dollars (U.S. $[*]) payable on or before September 1, 2001.

       (b) a licensee fee payable in warrants in the form of a grant to Lucent-GRL of one hundred thousand (100,000) shares of IGC's Common Stock. Such warrants are of the form attached hereto as Appendix C. The warrants are granted to Lucent-GRL on the day both Parties sign this Agreement ("Grant Date"), which shall not be later than July 14, 2000. Upon the issuance of the YBCO PATENT APPLICATION as a United States patent, such warrants may be exercised at [*], however, such warrants must be exercised not later than seven (7) years following the Grant Date.

2.02 Payments

[*]. So long as the installment payments set forth in Section 2.01(a) are paid in a timely manner to LUCENT-GRL, no late fee or interest shall be applicable. Should such payments be considered overdue, however, then such payments shall be subject to a late payment charge calculated at an annual rate of [*] over the prime rate or successive prime rates (as posted in New York City) during delinquency. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

                                   ARTICLE III

                                   TERMINATION


3.01 Breach

In the event of a breach of this Agreement by either Party, the other Party may, in addition to any other remedies that it may have, at any time terminate all licenses and rights granted by it hereunder by not less than two (2) months' written notice specifying such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

3.02 Survival

       (a) If a company ceases to be a RELATED COMPANY of a Party, licenses and rights granted hereunder with respect to patents of such company on inventions made prior to the date of such cessation, shall not be affected by such cessation.

       (b) Any termination of licenses and rights of a Party under the provisions of this Article III shall not affect such Party's licenses, rights and obligations with respect to any LICENSED PRODUCT made prior to such termination, and shall not affect the other Party's licenses and rights (and obligations related thereto) hereunder.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


4.01 Disclaimer

Neither Party nor any of its SUBSIDIARIES makes any representations, extends any warranties of any kind, assumes any responsibility or obligations whatever, or confers any right by implication, estoppel or otherwise, other than the licenses, rights and warranties herein expressly granted in Subsections (a) through (f) herein below.

     (a) LUCENT-GRL has sufficient right, power and authority to grant the licenses granted in this Agreement;

     (b) the grant of the licenses in this Agreement does not conflict with, violate or constitute a breach or default under any contract or other obligation of LUCENT-GRL;

     (c)     [*];

     (d)     [*];

     (e)     [*]; and

     (f)     [*].

4.02 Nonassignability

The Parties hereto have entered into this Agreement in contemplation of personal performance, each by the other, and intend that, other than set forth in Section 1.03(d), the licenses and rights granted hereunder to a Party not be extended to entities other than such Party's RELATED COMPANIES without the other Party's express written consent. All of LUCENT-GRL's rights, title and interest in this Agreement and any licenses and rights granted to it hereunder may be assigned to any of its RELATED COMPANIES or any direct or indirect successor to the business of LUCENT-GRL as the result of any internal reorganization, which successor shall thereafter be deemed substituted for LUCENT-GRL as the Party hereto, effective upon such assignment; but neither this Agreement nor any licenses or rights hereunder shall be otherwise assignable or transferable (in insolvency proceedings, by reason of a corporate merger, or otherwise) by either Party without the express written consent of the other Party, which consent will not be unreasonably withheld.


4.03 Addresses

       (a) Any notice or other communication hereunder shall be sufficiently given to IGC when sent by certified mail addressed to ______________________ (or, if no address is otherwise specified, to IGC's office above specified), or to LUCENT-GRL when sent by certified mail addressed to Contract Administrator, Intellectual Property Organization, Lucent Technologies GRL Corp., Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America. Changes in such addresses may be specified by written notice.

       (b) Payments by IGC shall be made to LUCENT-GRL at [*]. Changes in such address or account may be specified by written notice.

4.04 Taxes

       (a) IGC shall bear all taxes, duties, levies and similar charges (and any related interest and penalties), however designated, imposed as a result of the existence or operation of this Agreement, except (i) any tax imposed upon LUCENT-GRL in a jurisdiction other than the United States if such tax is allowable as a credit against the United States income taxes of LUCENT; and (ii) any net income tax imposed upon LUCENT-GRL by the United States or any governmental entity within the United States (the fifty (50) states and the District of Columbia). In order for the exception contained in (i) to apply, IGC must furnish LUCENT-GRL with evidence issued by the taxing authority in such jurisdiction that such tax has been paid. The evidence must be furnished within thirty (30) days of issuance by the taxing authority and must be sufficient to satisfy United States taxing authorities that such tax has been paid.

       (b) If IGC is required to bear a tax, duty, levy or similar charge pursuant to (a) above, IGC shall pay such tax, duty, levy or similar charge and any additional amounts as are necessary to ensure that the net amounts received by LUCENT-GRL hereunder after all such payments or withholdings equal the amounts to which LUCENT-GRL is otherwise entitled under this Agreement as if such tax, duty, levy or similar charge did not apply.

4.05 Choice of Law

The Parties are familiar with the principles of New York commercial law, and desire and agree that the law of New York, exclusive of its conflict of laws provisions, shall apply in any dispute arising with respect to this Agreement.

4.06 Integration

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions between them. Neither of the Parties shall be bound by any warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or in a writing signed with or subsequent to execution hereof by an authorized representative of the Party to be bound thereby.

4.07 Outside the United States

       (a) There are countries in which the owner of an invention is entitled to compensation, damages or other monetary award for another's unlicensed manufacture, sale, lease, use or importation involving such invention prior to the date of issuance of a patent for such invention but on or after a certain earlier date, hereinafter referred to as the invention's "protection commencement date" (e.g., the date of publication of allowed claims or the date of publication or "laying open" of the filed patent application). In some instances, other conditions precedent must also be fulfilled (e.g., knowledge or actual notification of the filed patent application). The Parties agree that (i) an invention which has a protection commencement date in any such country may be used in such country pursuant to the terms of this Agreement on and after any such date, and (ii) all such conditions precedent are deemed satisfied by this Agreement.

       (b) There may be countries other than the United States in which a Party hereto may have, as a consequence of this Agreement, rights against infringers of the other Party's patents licensed hereunder. Each Party hereby waives any such right it may have by reason of any third party's infringement or alleged infringement of any such patents.

       (c) IGC hereby agrees to register or cause to be registered, to the extent required by applicable law, and without expense to LUCENT-GRL or any of its RELATED COMPANIES, any agreements wherein sublicenses are granted by it under LUCENT's PATENTS. IGC hereby waives any and all claims or defenses, arising by virtue of the absence of such registration, that might otherwise limit or affect its obligations to LUCENT-GRL.

4.08 Dispute Resolution

       (a) If a dispute arises out of or relates to this Agreement, or the breach, termination or validity thereof, the Parties agree to submit the dispute to a sole mediator selected by the Parties or, at any time at the option of a Party, to mediation by the American Arbitration Association ("AAA"). If not thus resolved, it shall be referred to a sole arbitrator selected by the Parties within thirty (30) days of the mediation, or in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act.

       (b) Any award made (i) shall be a bare award limited to a holding for or against a Party and affording such remedy as is deemed equitable, just and within the scope of the Agreement ; (ii) shall be without findings as to issues (including but not limited to patent validity and/or infringement) or a statement of the reasoning on which the award rests; (iii) may in appropriate circumstances (other than patent disputes) include injunctive relief; (iv) shall be made within four (4) months of the appointment of the arbitrator; and (v) may be entered in any court.

       (c) The requirement for mediation and arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the Parties prior to any such termination.

       (d) The arbitrator shall be knowledgeable in the legal and technical aspects of this Agreement and shall determine issues of arbitrability but may not limit, expand or otherwise modify the terms of the Agreement .

       (e) The place of mediation and arbitration of this Agreement shall be New York City.

       (f) Each Party shall bear its own expenses but those related to the compensation and expenses of the mediator and arbitrator shall be borne equally.

       (g) A request by a Party to a court for interim measures shall not be deemed a waiver of the obligation to mediate and arbitrate.

       (h) The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages and each Party irrevocably waives any claim thereto.

       (i) The Parties, their representatives, other participants and the mediator and arbitrator shall, except as required by law, hold the existence, content and result of mediation and arbitration in confidence.

4.09 Releases

       (a) In consideration of the up-front license fee pursuant to Section 2.01(a) and other good and valuable consideration paid by IGC to LUCENT-GRL, and subject to the receipt thereof upon execution of this Agreement and to Section 4.09(c), LUCENT-GRL, for itself and for its present RELATED COMPANIES, hereby releases IGC, its present RELATED COMPANIES and all customers (purchasers and users) of products of the kinds herein licensed as of the Effective Date hereof to IGC and sold or leased to such customers by IGC, from all claims, demands and rights of action which LUCENT-GRL or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of the manufacture or any past or future use, lease, sale or importation of any of such products which, prior to the Effective Date hereof, were used or furnished by IGC or any of its present RELATED COMPANIES.

       (b) Subject to Section 4.09(c), IGC, for itself and for its present RELATED COMPANIES, hereby releases LUCENT-GRL, its present RELATED COMPANIES (for the purposes of this Section 4.09(b) the RELATED COMPANIES include Lucent Technologies Inc. as it presently exists and as it formerly existed as the equipment/manufacturing entity of AT&T Corp. and the present SUBSIDIARIES of Lucent Technologies Inc., other than LUCENT-GRL), and all customers (purchasers and users) of products of the kinds herein licensed as of the Effective Date hereof to LUCENT-GRL and sold or leased to such customers by LUCENT-GRL, from all claims, demands and rights of action which IGC or any of its present RELATED COMPANIES may have on account of any infringement or alleged infringement of any patent issued in any country of the world by reason of the manufacture or any past or future use, lease, sale or importation of any of such products which, prior to the Effective Date hereof, were manufactured by or for, or used, furnished or imported by, LUCENT-GRL or any of its present RELATED COMPANIES.

       (c) With respect to customers (purchasers and users) of a grantee, such releases shall not extend to any patent which is directed to (i) a combination of a product of the kind herein licensed as of the Effective Date hereof with any other product; (ii) a method or process which is other than the inherent use of a product of the kind herein licensed (as furnished to such customers); or
(iii) a method or process involving the use of a product of the kind herein licensed as of the Effective Date hereof to manufacture (including associated testing) any other product.

       (d)    [*].

4.10 Prosecution and Maintenance

       (a) LUCENT-GRL shall prosecute diligently the YBCO PATENT APPLICATION and shall pay all costs associated with such prosecution.


       (b)    [*].

4.11 Infringement

LUCENT-GRL reserves any and all rights to commence, prosecute, compromise and settle any claim, action or proceeding for infringement, unfair competition, unauthorized use, misappropriation or violation of any of the LUCENT-GRL PATENTS by any third party. LUCENT-GRL may commence, prosecute, compromise or settle any such claim, action or proceeding, as well as any claim, action or proceeding to defend any of the LUCENT-GRL PATENTS, in its sole discretion, and shall not have any obligation to do so. If IGC notifies LUCENT-GRL of any infringement of any LUCENT-GRL PATENT that impairs IGC's commercial use of a LICENSE PRODUCT (including the manufacture, sale or distribution thereof), then upon IGC's written request, LUCENT-GRL shall, in its sole discretion, take commercially reasonable steps to terminate further infringement through enforcement of the applicable LUCENT-GRL PATENTS.

4.12 Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in duplicate originals by its duly authorized representatives on the respective dates entered below.



         LUCENT TECHNOLOGIES GRL CORPORATION



         By:    /s/ Daniel P. McCurdy
                ---------------------------------------
                Daniel P. McCurdy
                Chairman



         Date:  7/7/00
              -----------------------------------------




         INTERMAGNETICS GENERAL CORPORATION



         By:    /s/ Michael C. Zeigler
                ---------------------------------------


         Title: Senior Vice President, Finance
                ---------------------------------------


         Date:  6.30.2000
                ---------------------------------------








              THIS AGREEMENT DOES NOT BIND OR OBLIGATE EITHER PARTY
                IN ANY MANNER UNLESS DULY EXECUTED BY AUTHORIZED
                        REPRESENTATIVES OF BOTH PARTIES.

                                   APPENDIX A

                                   DEFINITIONS


IGCs PATENTS means every patent (including utility models but excluding design patents and design registrations) issued in any country of the world which claims or is otherwise directed to an INVENTION disclosed in any patent application filed in that country or in any other country prior to the effective date hereof,

               provided that, at any time after the earliest filing of any such application disclosing such INVENTION, IGC (or any company while a RELATED COMPANY of IGC)

                    (i) has ownership or control of any such patent or application, or

                    (ii) otherwise has the right to grant any licenses of the type herein granted by IGC under such patent.

INVENTION means any invention made prior to the effective date hereof and covering the subject matter described in LUCENT-GRL's PATENTS or covering an improvement, enhancement, modification or combination involving such subject matter.

LICENSED PRODUCT(S) means any and all products utilizing any material, whether in bulk or shaped form, which exhibits superconducting properties.

LUCENT-GRL's PATENTS means the YBCO PATENT APPLICATION and the patents and patent applications listed in Appendix B. LUCENT-GRL's PATENTS also means all patents issuing in any and all countries of the world corresponding to such patents and applications (including the YBCO PATENT APPLICATION), and all continuations, reissues and extensions of such patents and applications.

RELATED COMPANIES with respect to IGC are its SUBSIDIARIES. RELATED COMPANIES with respect to LUCENT-GRL are SUBSIDIARIES of LUCENT-GRL, Lucent Technologies Inc. ("LUCENT"), the parent of LUCENT-GRL, and SUBSIDIARIES of LUCENT, other than LUCENT-GRL.

SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

YBCO PATENT APPLICATION means United States patent application Serial Number 07/021,229 filed March 3, 1987 which is directed to yttrium-barium-copper oxide
(YBCO) superconductor materials and has its inventors Batlogg, Cava and van
Doser.

                                   APPENDIX B

                               PATENTS and Pending
                               Patent Applications

[*]

                                   APPENDIX C

                                Form of Warrants

           THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
            EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET
                       FORTH IN SECTION 4 OF THIS WARRANT


Number of Shares:    100,000 shares (subject to adjustment as provided herein)


Date of Issuance:    July 7, 2000


                       INTERMAGNETICS GENERAL CORPORATION


Common Stock Purchase Warrant

         Intermagnetics General Corporation, a New York corporation (the "Company"), for value received, hereby certifies that Lucent Technologies GRL Corporation, a Delaware corporation ("Lucent"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time during the periods specified herein, one hundred thousand (100,000) shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock"), at a purchase price of $19.940375 [*] per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. This Warrant is issued pursuant to Section 2.01(b) of the Patent License Agreement between Lucent and the Company, dated as of July 7, 2000 and effective as of June 30, 2000 (the "License Agreement")

         1.       Exercise.

         [*]


         2.       Adjustments.

         [*]

         3.       Fractional Shares.

The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to
Section 1(c) above.


         4.       Transfer Restrictions.

         [*]


         5.       No impairment.

The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Lucent against impairment.

         6.       Notices of Record Date, etc.

In case:

         (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will give to Lucent a written notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer dissolution, liquidation, or winding-up. Such written notice shall be given at least [*] days prior to the record date or effective date for the event specified in such notice.

         7.       Covenants of the Company.

         [*]

         8. Registration Rights. The Company and Lucent covenant and agree as follows:

         [*]

         9.       Replacement and Cancellation of Warrant; Register.

                          (a) Replacement of Warrant. Upon receipt of evidence
reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                          (b) Cancellation; Payment of Expenses. Upon the
surrender of this Warrant in connection with any transfer, or replacement as provided in this Section 9, this Warrant shall be promptly cancelled by the Company. The Holder shall pay all taxes and all other reasonable and customary expenses and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 9.

                          (c) Register. The Company shall maintain, at its
principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

         10. Mailing of Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Attention: Contract Administrator, Intellectual Property Organization, Lucent Technologies GRL Corp., Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America. (or to such other address as the Holder shall specify) or, after transfer of this Warrant in accordance with Section 4 hereof, each such successive holder shall notify the Company of its address within five (5) days of such transfer, thereafter the Company shall send any communications to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 450 Old Niskayuna Road, P.O. Box461, Latham, New York 12110, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 10, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

         11. No Rights as Stockholder. Until the exercise of this Warrant, Lucent shall not have or exercise any rights by virtue hereof as a stockholder of the Company and the Company shall not hold Lucent out as a shareholder or investor until such time.

         12. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

         13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         14. Definitions. The following terms as used in this Warrant shall have the meanings set forth below:

                  Person means an individual, a partnership, a joint venture, a corporation, an association, a trust or any other entity or organization, including a government or any department or agency thereof.

                  Change in Control of the Company shall be deemed to have occurred at such time as any Person or any group ("Group") of Persons within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person or Group to exercise [*] of the total voting power of each class of shares of capital stock of the Company entitled to vote in elections of directors.

         15. Governing Law. This Warrant will be governed by and construed in accordance with the laws of the State of New York.

         16. Publicity. Except as required by law, [*].

         17. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                    INTERMAGNETIC GENERAL CORPORATION



                                    By: /s/ Michael C. Zeigler
                                       -----------------------------------

                                    Title:________________________________

AGREED:

LUCENT TECHNOLOGIES GRL CORPORATION


By: /s/ Daniel P. McCurdy
   ---------------------------------

Title: Chairman
      ------------------------------

                                                                       EXHIBIT I

PURCHASE FORM

To:      Intermagnetics General Corporation,

         Dated:_____________

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ____________ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $_______________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

                  $______ by wire transfer, bank check or other method acceptable to Intermagnetics General Corporation, and/or the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

                                      LUCENT TECHNOLOGIES GRL CORPORATION

By:_________________________________________

Title:______________________________________

                                   APPENDIX D

                           Investor's Rights Agreement


                       INTERMAGNETICS GENERAL CORPORATION

                           INVESTOR'S RIGHTS AGREEMENT


                                  JULY 7, 2000

                       INTERMAGNETICS GENERAL CORPORATION

                           INVESTOR'S RIGHTS AGREEMENT


This Investor's Rights Agreement (the "Agreement") is made as of the 7th day of July, 2000, by and between Intermagnetics General Corporation, a New York corporation (the "Company"), the Lucent Technologies GRL Corporation, a Delaware corporation (which is herein referred to as the "Investor").

                                    RECITALS

The Company and the Investor have entered into a Patent License Agreement (the "License Agreement"), dated as of July 7, 2000 and effective as of June 30, 2000. A condition to the Investor's obligations under the License Agreement is that the Company and the Investor enter into this Agreement in order to provide the Investor with (i) certain rights to register shares of the Company's Common Stock issuable upon exercise of the Warrant and (ii) certain rights to receive or inspect information pertaining to the Company.

                                    AGREEMENT

The parties hereby agree as follows:

         1. Registration Rights. The Company and the Investor covenant and agree as follows:

                  [*]

         2.  Covenants of the Company.

                  2.1 Delivery of Information. The Company shall deliver to the Investor copies of filings made by the Company with the SEC pursuant to the Securities and Exchange Act of 1934, as amended, contemporaneously with the filing thereof.

                  2.2   [*].


         3.  Miscellaneous.

                  3.1 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of the Warrant or any Common Stock issued upon exercise thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.2 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

                  3.3 Mailing of Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder hereof shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to Attention: Contract Administrator, Intellectual Property Organization, Lucent Technologies GRL Corp., Suite 105, 14645 N.W. 77th Avenue, Miami Lakes, Florida 33014, United States of America. (or to such other address as the Holder shall specify) or, after assignment or transfer of this Agreement in accordance with Section 1.12 hereof, each such successive holder shall notify the Company of its address within five (5) days of such transfer, thereafter the Company shall send any communications to such holder at the address shown for such holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at 450 Old Niskayuna Road, P.O. Box 461, Latham, New York 12110, Attention: Chief Executive Officer, or at such other address as shall have been furnished to the holder of this Warrant by notice from the Company. Any such notice, request, or communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Section 3.3, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.

                  3.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  3.5 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

                  3.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.8 Publicity. Except as required by law, [*].



          The parties have executed this Investor's Rights Agreement as of the date first above written.

COMPANY:                                         INVESTOR:

INTERMAGNETICS GENERAL                           LUCENT TECHNOLOGIES GRL
CORPORATION                                      CORPORATION


By:   /s/ Michael C. Zeigler                     By:    /s/ Daniel P. McCurdy
      ----------------------                            ---------------------

                                                 Name:  Daniel P. McCurdy
                                                        -------------------
Address:                                                      (print)

Fax:                                             Title: Chariman
                                                        ------------------

                                    EXHIBIT A

                                    INVESTOR



       Name/Address/Fax No.                             No. of Shares
       --------------------                             -------------